UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2004

VITACUBE SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street

Denver, CO 80246

(Address of principal executive offices, including zip code)

(303) 316-8577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      (17CFR 240.14d2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

      (17 CFR 240.13e4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 14, 2004, we signed an employment agreement with David Litt to serve as our Vice President of Sales and Marketing, effective as of October 1, 2004.  Mr. Litt will receive a base salary of $150,000 per year.  He is also entitled to performance-based salary, up to a maximum of $150,000 per year, based on our net sales.  Additionally, he will be eligible for bonuses based on certain performance criteria and may receive additional bonuses in such amount as determined by our board.  Mr. Litt or we may terminate the agreement upon 15 days prior written notice.  We may also terminate Mr. Litt for “just cause,” as defined in the employment agreement, upon one day’s prior written notice.  If we terminate Mr. Litt without just cause he is entitled to two months’ base salary, any performance salary earned, and any accrued but unpaid bonus. (References to “we” “our” or the “Company” refer to VitaCube Systems Holdings, Inc.)

Pursuant to his employment agreement, Mr. Litt also received stock options to purchase 400,000 shares of our common stock at an exercise price of $1.00 per share, of which150,000 options are contingent based on the Company meeting certain performance criteria.  The 250,000 non-contingent options vest over four years, with the first 50,000 shares vesting on October 1, 2004, and the balance vesting ratably on the anniversary date of the agreement over the next four years.  Once the contingent options are earned, they vest on the same schedule as the non-contingent options.  The non-contingent options and the contingent options, if earned, are exercisable for five years provided that Mr. Litt is still employed by us.  If Mr. Litt is terminated without just cause, he is entitled to any earned but not issued stock options based on the performance criteria and all vested options, all of which shall terminate in accordance with the provisions of our 2003 Stock Incentive Plan.  All unvested stock options terminate as of his date of termination.

Mr. Litt served as a consultant to us from February 2004 until October 1, 2004.  Prior to that from October 1998 to January 2003, Mr. Litt was the Chief Sales and Marketing Officer for Oasis Wellness Network, a network marketing company and from June 1996 to October 1998 he was the Vice President of Marketing for Mercantile Stores, Inc., a retail department store.

Item 9.01               Financial Statements and Exhibits

(c) Exhibits

10.1  Employment Agreement between the Company and David Litt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: November 4, 2004	VITACUBE SYSTEMS HOLDINGS, INC.

	By:	/s/ Sanford D. Greenberg
Sanford D. Greenberg, Chief Executive Officer